UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): 03/8/2013 (03/5/2013)

Education Management Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 001-34466

Pennsylvania	25-1119571
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)
210 Sixth Avenue
Pittsburgh, Pennsylvania 15222
(Address of principal executive offices, including zip code)
(412) 562-0900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.
Summary
On March 5, 2013, Education Management LLC (the “Company”), an indirect subsidiary of Education Management Corporation (“Parent”), and Education Management Finance Corp., an indirect subsidiary of Parent (“Co-Issuer” and together with the Company, the “Issuers”), completed their previously announced private exchange offer (the “Exchange Offer”), in which the Issuers offered to exchange their 8¾% Senior Notes due 2014 for (i) new Senior Cash Pay/PIK Notes due 2018 and (ii) cash.
Indenture
On March 5, 2013, the Issuers issued $200,821,063 aggregate principal amount of Senior Cash Pay/PIK Notes due 2018 (the “New Notes”), which mature on July 1, 2018, pursuant to an indenture (the “Indenture”), dated March 5, 2013, among the Issuers, the guarantors named therein (the “Guarantors”), and The Bank of New York Mellon Trust Company, N.A., as trustee.
Interest Rate

Cash interest on the New Notes will accrue at the rate of 15% per annum and is payable semi-annually in arrears on March 30 and September 30, commencing on September 30, 2013. For any interest period after March 30, 2014 up to and including July 1, 2018, interest in addition to the cash interest payable as described in the previous sentence will be paid by increasing the principal amount of the outstanding New Notes or by issuing additional New Notes (“PIK Interest”). PIK Interest on the New Notes will accrue at a rate of (i) 1.0% per annum for the period from March 30, 2014 through and including March 30, 2015, (ii) 2.0% per annum for the period from March 30, 2015 through and including March 30, 2016, (iii) 3.0% per annum for the period from March 30, 2016 through and including March 30, 2017 and (iv) 4.0% per annum for the period from March 30, 2017 through and including July 1, 2018.
Ranking

The New Notes:

•	rank senior in right of payment to the Issuers' future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the New Notes;

•	rank equally in right of payment to all of the Issuers' existing and future senior debt and other obligations that are not, by their terms, expressly subordinated in right of payment to the New Notes;

•
are effectively subordinated in right of payment to all of the Issuers' existing and future secured debt (including obligations under the Issuers' senior secured credit facilities), to the extent of the value of the assets securing such debt; and

•	are structurally subordinated to all obligations of each of the Issuers' subsidiaries that is not a guarantor of the New Notes.
Guarantees

The New Notes are jointly and severally and fully and unconditionally guaranteed on a senior unsecured basis by Parent and all of the Issuer's existing direct and indirect domestic restricted subsidiaries, other than any subsidiary that directly owns or operates a school or has been formed for such purpose and has no material assets. Each of the guarantees of the New Notes is a senior unsecured obligation of each guarantor and:

•	rank senior in right of payment to all of the applicable guarantor's future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the New Notes;

•
rank equally in right of payment to all of the applicable guarantor's existing and future senior debt and other obligations that are not, by their terms, expressly subordinated in right of payment to the New Notes;

•
is effectively subordinated in right of payment to all of the applicable guarantor's existing and future secured debt (including such guarantor's guarantee under the Issuers' senior secured credit facilities), to the extent of the value of the assets securing such debt; and

•	is structurally subordinated to all obligations of any subsidiary of a guarantor if that subsidiary is not also a guarantor of the New Notes.
Any guarantee of the New Notes will be released in the event such guarantee is released under our senior secured credit facilities.
Prepayments and Redemptions

We are required to make an offer to repay the New Notes with net proceeds from specified asset sales, subject to the right to repay certain other types of indebtedness or reinvest such proceeds in our business. In addition, we will be required to offer to repay the New Notes upon the occurrence of a change of control.

We may redeem the New Notes, in whole or in part, at any time prior to March 30, 2014, for cash at a redemption price equal to 100% of the principal amount of the New Notes redeemed plus accrued and unpaid interest to the redemption date and a “make-whole premium.” Thereafter, we may redeem the New Notes, in whole or in part, at established redemption prices plus accrued and unpaid interest to the redemption date. In addition, on or prior to March 30, 2014, we may redeem up to 35% of the aggregate principal amount of the New Notes at a redemption price equal to 115% of the face amount thereof with the net cash proceeds from certain equity offerings, as long as at least 65% of the aggregate principal amount of the New Notes issued remain outstanding afterwards.

Certain Covenants and Events of Default

The Indenture contains a number of covenants that, among other things, restricts, subject to certain exceptions, our ability to:

•	incur additional debt or issue certain preferred shares;

•	pay dividends on or make other distributions in respect of our capital stock or make other restricted payments;

•	make certain investments;

•	sell certain assets;

•	create liens on certain assets to secure debt;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

•	enter into certain transactions with our affiliates; and

•	designate our subsidiaries as unrestricted subsidiaries.

In addition, the Indenture imposes certain requirements as to future subsidiary guarantors. The indenture governing the New Notes also contains certain customary events of default.
The foregoing description of the Indenture is included to provide you with information regarding its terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Indenture, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Registration Rights Agreement
On March 5, 2013, the Issuers and the Guarantors entered into a registration rights agreement with the dealer managers with respect to the New Notes (the “Registration Rights Agreement”).
In the Registration Rights Agreement, the Issuers and the Guarantors have agreed to use their commercially reasonable efforts to register with the Securities and Exchange Commission notes having substantially identical terms to the New Notes, as part of an offer to exchange freely tradable exchange notes for the New Notes.
The Issuers and the Guarantors have agreed to use their commercially reasonable efforts to cause the exchange offer to be completed or, if required, to have one or more shelf registration statements declared effective, within 240 days after the issue date of the New Notes.
If the Issuers fail to satisfy this obligation (a “registration default”), the annual interest rate on the New Notes will increase by 0.25%. The annual interest rate on the New Notes will increase by an additional 0.25% for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 1.00% per year. If the Issuers cure the registration default, the applicable interest rate on the New Notes will revert to the original rate.
If the Issuers must pay additional interest, the Issuers will pay it to the holders of the New Notes in cash on the same dates that they make other interest payments on the New Notes, until the registration default is cured.
The foregoing description of the Registration Rights Agreement is included to provide you with information regarding its terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01           Financial Statements and Exhibits.
(d)  Exhibits.

Exhibit No.	Description
10.1	Indenture, dated as of March 5, 2013, among the Issuers, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee, governing the Senior Cash Pay/PIK Notes due 2018.
10.2	Registration Rights Agreement, dated as of March 5, 2013, among the Issuers, the guarantors named therein and the dealer managers named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDUCATION MANAGEMENT CORPORATION

By:	/s/ Edward H. West
	Name:	Edward H. West
	Title:	President and Chief Executive Officer

Date:  March 8, 2013